UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e) On March 18, 2011, the Board of Directors (the “Board”) of TPC Group Inc. (the “Company”) elected Michael T. McDonnell as President and Chief Executive Officer of the Company and appointed him to the Board, each effective March 22, 2011. Mr. McDonnell will replace Charles W. Shaver in those roles. As contemplated by Amendment No. 3 to the Company’s Employment Agreement with Mr. Shaver, which was filed on a Form 8-K on September 17, 2010, Mr. Shaver will retire as President and Chief Executive Officer of the Company on March 22, 2011, and will retire from the Board effective on that date. Mr. Shaver will continue to serve as an employee to facilitate the transition until April 1, 2011.

Mr. McDonnell, 53, formerly served from 2006 until 2011 as President and Chief Executive Officer for Pregis Corporation, a leading global provider of innovative protective, flexible, and food service packaging and hospital supply products. Prior to Pregis, Michael led the Environmental Technologies division of Engelhard Corporation, a surface and materials science company that was eventually bought by BASF AG in 2006. From 1998 to 2002, he was responsible for a chemicals division of Cytec Industries, including integration of a European joint venture. McDonnell received a Bachelor of Science degree in Chemical Engineering from Penn State University in 1980, a Masters of Arts degree in Economics from the University of Massachusetts Amherst in 1998, and has completed The General Management Program at Harvard Business School.

On March 18, 2011, the Company entered into an employment agreement with Mr. McDonnell (the “Agreement”). The Agreement provides for an initial employment term from March 22, 2011 through December 31, 2013. Following expiration of the initial term, the Agreement will automatically renew for successive one-year periods unless either party gives 12 months prior written notice of non-renewal to the other. Pursuant to the Agreement, Mr. McDonnell will serve as the Company’s President and Chief Executive Officer with an annual base salary of $675,000. Mr. McDonnell also agrees to serve as a member of the Board. He is eligible to earn an annual incentive bonus based on terms and conditions, including achievement of performance goals, determined by the Compensation Committee of the Board, with a bonus target percentage of not less than 100% of his annual base salary. His annual incentive bonus earned for 2011, if any, will be pro-rated to reflect the days he is employed by the Company during the 2011 calendar year. The Agreement also provides that Mr. McDonnell will be eligible to participate generally in the Company’s long term incentive compensation arrangements and will receive initial and annual long term incentive awards under the Company’s long term incentive plans. The initial long term incentive awards will be granted as soon as practicable after March 22, 2011 and will consist of a restricted stock unit award and a stock appreciation rights award, each valued at $750,000 on the date of grant and each becoming fully vested on January 1, 2014. The annual long term incentive awards will be made in a form chosen by the Company and will have a grant date target value of 100% of Mr. McDonnell’s base salary, with the first such annual award to be granted as soon as practicable after March 22, 2011. In addition, the Agreement provides for eligibility to participate in the Company’s savings and retirement plans and welfare benefit plans that are generally available to executive officers, relocation benefits under the Company’s standard relocation practices and four weeks’ paid vacation per calendar year.

The Agreement describes the circumstances under which Mr. McDonnell’s employment may be terminated and specifies the amounts the Company would be obligated to pay upon termination of his employment under such circumstances. Specifically, if Mr. McDonnell’s employment is terminated during the employment term by the Company without cause, by Mr. McDonnell with good reason (in each case as defined in the Agreement) or if his employment terminates at the end of the initial term or a one-year renewal term due to notice of non-renewal delivered by the Company, he will be entitled to receive as severance compensation continued base salary payments monthly for 12 months (18 months if the termination is prior to December 31, 2012), a pro-rated annual incentive bonus based on actual achievement of the applicable performance goals, monthly payments equal to the cost of COBRA continuation coverage with respect to the Company’s medical and dental insurance coverage benefits for a period of 12 months (18 months if the termination is prior to December 31, 2012) following termination of employment, and his initial long term incentive awards will be vested pro-rata based on his actual months of employment during the period from March 22, 2011 through January 1, 2014. If Mr. McDonnell’s employment is terminated by the Company without cause, by Mr. McDonnell with good reason or if his employment terminates at the end of the initial term or a one-year renewal term due to notice of non-renewal delivered by the Company, any of which occurs within the period beginning four months before and ending one year after a change of control (as defined in the Agreement), he will be entitled to receive as severance compensation continued base salary payments monthly for 18 months (24 months if the change of control occurs on or before December 31, 2012), a lump sum payment of one and one half times (two times if the change of control occurs on or before December 31, 2012) his target annual incentive bonus for the calendar year in which the termination occurs, monthly payments equal to the cost of COBRA continuation coverage with respect to the Company’s medical and dental insurance coverage benefits for a period of 18 months (24 months if the change of control occurs on or before December 31, 2012) following termination of employment, and full vesting of his initial long term incentive awards. Mr. McDonnell has generally agreed not to compete with the Company’s business, not to solicit customers and not to solicit employees during his employment and for a period of 12 months following termination of employment. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Board appointed Mr. McDonnell as a director to fill the vacancy resulting from Mr. Shaver’s retirement. Mr. McDonnell will serve as a director until the next annual meeting of stockholders or until his earlier resignation or removal or when a successor is duly elected and qualified. Mr. McDonnell is not expected to be appointed to any of the standing committees of the Board. There are no arrangements or understandings between Mr. McDonnell and any other person pursuant to which Mr. McDonnell was selected as an officer or director. Mr. McDonnell has no family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. McDonnell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 18, 2011, the Company issued a press release announcing the appointment of Michael T. McDonnell as President and Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement between TPC Group Inc. and Michael T. McDonnell dated as of March 18, 2011

99.1	Press Release dated March 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: March 18, 2011	By:	/s/ Shannon B. Weinberg
Shannon B. Weinberg
Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Executive Employment Agreement between TPC Group Inc. and Michael T. McDonnell dated as of March 18, 2011

99.1	Press Release dated March 18, 2011